CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 20 to this Registration Statement of Templeton International Fund on Form N-1A, File No. 33-73244, of our report dated May 2, 2003, relating to the financial statements and financial highlights which appears in the March 31, 2003 Annual Report to shareholders of Templeton International Fund which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditor" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
San Francisco, California
July 30, 2003